SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 31, 2003
                                                         ----------------


                           NATURAL HEALTH TRENDS CORP.
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             (Exact name of registrant as specified in its charter)



            Florida                0-25238                 59-2705336
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        (State or other          (Commission             (IRS Employer
        jurisdiction of          File Number)         Identification No.)
        Formation)



        5605 N. MacArthur Boulevard, 11th Floor, Irving, Texas     75038
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        (Address of principal executive offices)              (Zip Code)



        Registrant's telephone number, including area code (972) 819 2035
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          -------------------------------------------------------------
          (Former name or former address, if changes since last report)

Item 5.           Other Events.
                  ------------

         As of January 31, 2003, Natural Health Trends Corp., a Florida corporation (the "Company"), entered into a Database Purchase Agreement with NuEworld.com Commerce, Inc., a Delaware corporation ("NuEworld"), and Lighthouse Marketing Corporation, a wholly owned subsidiary of the Company ("Lighthouse"), pursuant to which Lighthouse purchased a database of distributors from NuEworld in exchange for the issuance by the Company of 36 million shares of its common stock. NuEworld was engaged in the business of marketing and selling a variety of products and services through its multi-level marketing distribution network.


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

                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                       NATURAL HEALTH TRENDS CORP.



                                       By: /s/ MARK D. WOODBURN
                                           -------------------------------------
                                           Name:  Mark D. Woodburn
                                           Title: President and Chief Financial
                                                  Officer


Dated: February 13, 2003


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